UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2017

Avon Products, Inc.
 (Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation)
1-4881
(Commission
 File Number)

Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of principal executive offices) (Zip Code)

+44-1604-232425
(Registrant’s telephone number, including area code)
13-0544597 (IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On August 3, 2017, Avon Products, Inc. (the “Company”) announced that Sherilyn McCoy will step down as Chief Executive Officer effective as of March 31, 2018.  Ms. McCoy will also cease to be a member of the Board of Directors on such date.

(e)    The Company and Ms. McCoy have entered into a letter agreement, dated August 2, 2017.  Under the agreement, Ms. McCoy will continue to be Chief Executive Officer and a member of the Board until March 31, 2018 in accordance with her current terms and conditions of employment, except that her annual incentive bonus for 2017 will not be less than 50% of her target annual incentive and she will not be eligible to receive annual or long-term incentive awards with respect to 2018.  If the Company determines that Ms. McCoy’s successor will be appointed prior to March 31, 2018, Ms. McCoy will continue to be employed as an advisor until March 31, 2018 on her current terms and conditions of employment.

Ms. McCoy will be eligible to receive termination benefits in accordance with the Company’s plans and arrangements.  For this purpose, Ms. McCoy’s termination will constitute an involuntary separation other than for cause.

The foregoing description of the agreement is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d)    Exhibits

Exhibit 10.1	Letter Agreement, by and between Avon Products, Inc. and Sherilyn McCoy, dated as of August 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC. (Registrant)

By:	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President and Corporate Secretary

Date: August 4, 2017

Exhibit Index

Exhibit	Description

10.1	Letter Agreement, by and between Avon Products, Inc. and Sherilyn McCoy, dated as of August 2, 2017.